UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2016

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 HaMada St.,

Yokneam 2069204, Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +972-4-8200-710

StemCells, Inc.

39899 Balentine Drive, Suite 200

Newark, CA 94560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K of Microbot Medical Inc. (formerly known as StemCells, Inc.; the “Company”), replicates in its entirety the Current Report on Form 8-K earlier filed by the Company on the date hereof (the “Prior 8-K”), and is being filed for the sole purpose of specifying Items 4.01, 5.03 and 8.01 on the EDGARLink Online Form 8-K submission. These items were excluded from the EDGARLink Online Form 8-K submission in the Prior 8-K due to the nine item limit as specified in the Edgar Filer Manual of the Securities and Exchange Commission.

Item 1.01.	Entry Into a Material Definitive Agreement.

StemCells, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Alpha Capital Anstalt (“Alpha Capital”), dated November 18, 2016 but effective November 28, 2016 pursuant to which Alpha Capital committed to make a cash investment into the Company, no later than December 31, 2016, in an amount equal to the difference between $4 million and the amount of cash released to the Company, by December 31, 2016, out of escrow (the “Escrow Release Amount”) pursuant to the Company’s previously announced asset sale transaction with BOCO Silicon Valley, Inc., a California corporation (the “Commitment”).

The Commitment was made to satisfy the closing condition of Microbot Medical Ltd., a company organized under the laws of the State of Israel (“Microbot Israel”), pursuant to the Merger Agreement (as defined in Item 2.01 below) to raise at least $4 million in a private placement prior to the closing of the Merger (as defined in Item 2.01 below), which closing condition was waived by the Company as a result of the Commitment.

If, on or prior to December 31, 2016, the Company raises at least $9 million of capital when combined with the Escrow Release Amount, the Commitment shall terminate. Furthermore, under certain circumstances if the Company raises capital in an amount less than $9.0 million, the Commitment will be reduced. Any such investment, which could be waived by the Company, would be based on a $34 million Company valuation negotiated by Alpha Capital and Microbot Israel prior to the date of the Merger Agreement.

The foregoing descriptions of the Commitment and the Letter Agreement are not complete and are subject to, and qualified in their entirety by the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, the terms of which are incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

The information set forth in Item 5.02 with respect to the indemnification agreements is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 with respect to the termination of the Company’s outstanding 5.0% secured note held by Alpha Capital, in the principal amount of $2 million, is incorporated herein by reference in its entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 28, 2016, C&RD Israel Ltd., an Israeli corporation (“Merger Sub”) and a wholly owned subsidiary of the Company, completed its previously announced merger with and into Microbot Israel, with Microbot Israel surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated August 15, 2016, by and among the Company, Microbot Israel and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Microbot capital stock was converted into the right to receive approximately 2.90 shares of Company common stock, par value $0.01 per share (the “Common Stock”), after giving effect to the Reverse Stock Split (as defined in Item 3.03 below) to be effected prior to the closing of the Merger (the “Exchange Ratio”), for an aggregate of 26,644,979 shares of Common Stock to be issued to former Microbot Israel shareholders. In addition, at the Effective Time, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by the Company and converted into options to purchase shares of the Common Stock, appropriately adjusted based on the Exchange Ratio. As of the Effective Time, former shareholders of Microbot Israel hold approximately 75.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis, or in certain cases the right to receive Common Stock, and existing stockholders of the Company hold approximately 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis. In addition, certain advisors and consultants (one of whom being a former shareholder of Microbot Israel and another being an affiliate of such shareholder) hold approximately or have the right to receive, an aggregate of

20.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis, some of which are subject to restriction and risk of forfeiture in the event certain of the advisors do not continue to provide services to the Company post-Merger. No fractional shares of Common Stock will be issued in connection with the Merger. Instead, stockholders of record who otherwise would be entitled to receive fractional shares, will experience a rounding down of their fractional share to the nearest whole share.

On November 28, 2016, in connection with the Certificate of Amendment described below in Item 5.03 and prior to the completion of the Merger, the Company changed its name from “StemCells, Inc.” to “Microbot Medical Inc.”, and on November 29, 2016 the stock of the combined company began trading on the Nasdaq Global Market under the symbol “MBOT.”

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2016, the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported by the Company, on August 15, 2016, concurrently with the execution of the Merger Agreement, the Company issued a 5.0% secured note (the “Secured Note”) to Alpha Capital, in the principal amount of $2 million, for value received, payable upon the earlier of (i) 30 days following the consummation of the Merger and (ii) December 31, 2016. In addition, on August 15, 2016, the Company and Alpha Capital entered into a Security Agreement to secure the Company’s obligations under the Secured Note (the “Security Agreement”). The Company’s obligations under the Secured Note were secured by a first priority security interest in all of the Company’s intellectual property and certain other general assets, some of which are subject to release upon the proposed sale of the Company’s pre-Merger intellectual property and related assets to BOCO Silicon Valley, Inc., a California corporation, as previously disclosed by the Company in its Form 8-K filed with the SEC on November 15, 2016.

As of the Effective Time, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Alpha Capital, providing for the issuance to Alpha Capital of a convertible promissory note by the Company (the “Convertible Note”) in a principal amount of $2,028,767, which is equal to the principal and accrued interest under the Secured Note, in exchange for (a) the full satisfaction, termination and cancellation of the Secured Note and (b) the release and termination of the Security Agreement and the first priority security interest granted thereunder.

The Convertible Note is convertible into the Company’s common stock any time after November 28, 2017 until the maturity date of November 28, 2019, based on a conversion price of $0.64, subject to adjustments as provided in the Convertible Note and the other terms and the conditions specified in the Convertible Note.

Pursuant to the terms of the Note, the Company is obligated to pay interest on the outstanding principal amount owed under the Note at a fixed rate per annum of 6.0%, payable at maturity or earlier conversion. The Exchange Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Convertible Note also contains certain customary events of default.

The above summaries of certain terms and conditions of the Exchange Agreement and the Convertible Note do not purport to be complete discussions and are qualified in their entirety by reference to the Exchange Agreement and the Convertible Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, in connection with the Merger, the Company issued of 26,644,979 shares of Common Stock to the existing shareholders of Microbot Israel and assumed options to purchase an aggregate of 2,614,916 shares of common stock to the existing optionholders of Microbot Israel. Additionally, the Company issued an aggregate of 7,802,639 restricted shares of its Common Stock or rights to receive Common Stock, after giving effect to the Reverse Stock Split to certain advisors. The number of securities issued, the nature of the transaction, the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

As further described under Item 5.03 below, the Company has filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, affecting a one for nine reverse stock split of the Common Stock (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, each nine shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined into and became one share of Common Stock. No fractional shares of Common Stock were issued as a result of the Reverse Stock Split and any Company stockholders of record who otherwise would have been entitled to receive fractional shares, experienced a rounding up of their fractional share to the nearest whole share. Also, as a result of the Reverse Stock Split, the per share exercise price of, and the number of shares of Common Stock underlying, Company stock options, warrants and other derivative securities outstanding immediately prior to the Reverse Stock Split will be automatically proportionally adjusted based on the one for nine reverse split ratio in accordance with the terms of such options, warrants or other derivative securities, as the case may be.

After giving effect to the Reverse Stock Split and the Merger, the Company had approximately 36,254,240 shares of Common Stock issued and outstanding, which includes certain rights to receive shares of Common Stock or equivalent securities but excludes shares underlying outstanding stock options and warrants and the Convertible Note. The Reverse Stock Split did not alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective November 28, 2016, the Board of Directors of the Company dismissed Grant Thornton LLP (“Grant Thornton”) as its independent registered accountant and engaged Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited (“Deloitte”) to serve as its independent registered accounting firm. Grant Thornton’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2015 and 2014 and during the subsequent interim period preceding the date of Grant Thornton’s dismissal, there were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act).

Deloitte has been the independent registered accounting firm for Microbot Israel since 2014. Prior to engaging Deloitte, the Company did not consult with Deloitte regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act).

The Company has requested Grant Thornton to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Merger and the information set forth in Item 5.02 regarding the Company’s Board of Directors is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departures

In accordance with the Merger Agreement, on November 28, 2016, effective immediately prior to the Effective Time of the Merger, each of Eric Bjerkholt, Ricardo Levy, Ph.D. and John Schwartz, Ph.D., resigned from the Company’s Board of Directors and any respective committees of the Board of Directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, at the Effective Time, the Board of Directors and its committees were reconstituted, with Harel Gadot and Yoav Waizer appointed as Class I directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders; Solomon Mayer and Scott Burell appointed as Class II directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders; and Yoseph Bornstein and Moshe Shoham appointed as Class III directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders. In addition, Scott Burell, Yoav Waizer and Yoseph Bornstein were appointed to the Company’s Audit Committee, Scott Burell and Yoseph Bornstein were appointed to the Company’s Compensation Committee and Moshe Shoham and Yoav Waizer were appointed to the Company’s Nominating and Governance Committee.

The biographies of the directors of the Company as of the Effective Time are as follows:

Harel Gadot, is a co-founder of Microbot Israel and has served as Chief Executive Officer since Microbot Israel was founded in November 2010. He has been the Chairman of Microbot Israel’s Board of Directors since July 2014. He also serves as the Chairman of XACT Robotics Ltd. since August 2013 and MEDX Xelerator LP since July 2016. From December 2007 to April 2010 Mr. Gadot was a Worldwide Group Marketing Director at Ethicon Inc., a Johnson and Johnson Company, where he was responsible for the global strategic marketing of the company. Mr. Gadot also held management positions, as well as leading regional strategic position for Europe, Middle-East and Africa, as well as in Israel, while at Johnson and Johnson. Mr. Gadot served as director for ConTIPI Ltd. from August 2010 until November 2013 when ConTIPI Ltd. was acquired by Kimberly-Clark Corporation. Mr. Gadot holds a B.Sc.in Business from Siena College, Loudonville NY, and an M.B.A. from the University of Manchester, UK. The Company believes that Mr. Gadot is qualified to serve as Chairman of the Board and as Chief Executive Officer of the Company due to his extensive experience in strategic marketing in the medical device industry.

Yoav Waizer, has served as a member of the Board of Directors of Microbot Israel since May 2015. Mr. Waizer is a Partner and Chief Executive Officer of Medica Venture Partners, a healthcare dedicated venture investing out of Israel in innovative capital-starved early stage and special situation companies, since November 2005. Prior to his Tenure at Medica, Mr. Waizer served as CFO & COO at Cedar Fund, a venture capital fund focuses on investing in Israel-related high-tech companies in the telecom, networking, Internet-infrastructure and enterprise software areas and prior to that Mr. Waizer was the CFO of Star Ventures Israel, the Israeli fund of Star Ventures, a $1 billion venture capital fund investing in all stages of development within the Telecom, Enterprise S/W, Wireless and Life Sciences sectors. Mr. Waizer is currently a director of InterCure Ltd., a company focused on investing in medical technology companies that is traded on the Tel Aviv Stock exchange. Mr. Waizer holds Master of Business Administration in Information Systems and B.Sc. in Accounting and Statistics, both from the Tel-Aviv University. The Company believes that Mr. Waizer is qualified to serve as a member of the Company’s board due to his extensive investment experience and extensive knowledge of the life sciences industry.

Moshe Shoham, D.Sc., is a co-founder of Microbot Israel and has served as Chairman of Microbot Israel’s Scientific Advisor Board and as a Director since Microbot Israel was founded in November 2010. Prof. Shoham has been the head of the robotics laboratory at the Technion-Israel Institute of Technology, Department of Mechanical Engineering since October 1990 and has been a professor in the Department of Mechanical Engineering at the Technion-Israel Institute of Technology since October 1989. Prior to that, Dr. Shoham was the director of the robotic laboratory in the Department of Mechanical Engineering at Columbia University from September 1986 to September 1989. Dr. Shoham has served as a foreign member of the National Academy of Engineering in the United States since October 2014. In addition, Dr. Shoham founded Mazor Surgical Technologies Ltd., a publically traded medical device company in the field of surgical robotics, and has been its Chief Technology Officer since January 2003. Dr. Shoham earned B.Sc. in 1978, a M.Sc. in 1982 and a D.Sc. in 1986 from the Technion-Israel Institute of Technology. The Company believes that Dr. Shoham is qualified to serve as Chairman of Microbot Israel’s Scientific Advisory Board and as a member of the Company’s board due to his extensive knowledge of Microbot Medical’s technologies and the surgical robotics industry, and his extensive business and academic experience in the field of surgical robotics.

Yoseph Bornstein, is a co-founder of Microbot Israel and has been a member of the Board of Directors since Microbot Israel was founded in November 2010. Mr. Bornstein founded Shizim Ltd., a life science holding group in October 2000 and has served as its president since then. Mr. Bornstein is the Chairman of GCP Clinical Studies Ltd., a provider of clinical research services and educational programs in Israel since January 2002. He is the Chairman of Biotis Ltd., a service company for the bio-pharmaceutical industry, since June 2000. In addition, he is the Chairman of Dolphin Medical Ltd., a service company for the medical device industry, since April 2012 and the Chairman of ASIS Enterprises B.B.G. Ltd., a business August 2007. In October 1992, Mr. Bornstein founded Pharmateam Ltd., an Israeli company that specialized in representing international pharmaceutical companies which was sold in 2000. Mr. Bornstein is also a founder of a number of other privately held life-science companies. Mr. Bornstein served as the Biotechnology Committee Chairman of the Unites States-Israel Science & Technology Commission (the “USISTF”) from September 2002 to February 2005 as well as a consultant for USISTF from September 2002 to February 2005. He is also the founder of ILSI-Israel Life Science Industry Organization and ITTN-Israel Tech Transfer Organization. The Company believes that Mr. Bornstein is qualified to serve as a member of the Company’s board due to his extensive experience in, and knowledge of, the life sciences industry and international business.

Solomon Mayer, has served as a member of the Board of Directors of Microbot Israel since June 2014, as the designated director of Alpha Capital. Mr. Mayer has served as the President and Chief Executive Officer of Mooney Aviation Company since June 1999. He also serves as President of Chailife Line, an organization devoted to help restore normalcy to family life and better enable them to withstand the crises and challenges of serious pediatric illness. In addition, Mr. Mayer serves as a Director of the Laniado Hospital, International Medical Search Co. of New York, Blastgard International, Inc. and Ironwood Gold Corp. The Company believes that Mr. Mayer is qualified to serve as a member of the board of the Company due to his investment experience and extensive management experience as an executive and director of a variety of companies.

Scott R. Burell, has served as a member of the Board of Directors of Microbot Israel since the closing of the Merger on November 28, 2016. He is the Chief Financial Officer, Secretary and Treasurer of CombiMatrix Corporation, a family health-focused clinical molecular diagnostic laboratory specializing in pre-implantation genetic screening, prenatal diagnosis, miscarriage analysis, and pediatric developmental disorders, since November 2006. He successfully led the split-off of CombiMatrix in 2007 from its former parent, has led several successful public and private debt and equity financing transactions as well as CombiMatrix’s reorganization in 2010. Prior to this, Mr. Burell had served as CombiMatrix’s Vice President of Finance since November 2001 and as its Controller from February 2001 to November 2001. From May 1999 to first joining CombiMatrix in February 2001, Mr. Burell was the Controller for Network Commerce, Inc., a publicly traded technology and information infrastructure company located in Seattle. Prior to this, Mr. Burell spent 9 years with Arthur Andersen’s Audit and Business Advisory practice in Seattle. During his tenure in public accounting, Mr. Burell worked with many clients, both public and private, in the high-tech and healthcare markets, and was involved in numerous public offerings, spin-offs, mergers and acquisitions. Mr. Burell obtained his Washington state CPA license in 1992 and is a certified public accountant (currently inactive). He holds Bachelor of Science degrees in Accounting and Business Finance from Central Washington University. The Company believes Mr. Burell’s qualifications to serve on the board include his experience as an executive of a public life sciences company and knowledge of financial accounting in the medical technology field.

Named Executive Officer Departures

In accordance with the terms of the Merger Agreement, on November 28, 2016, Kenneth Stratton resigned from his position as the interim President, General Counsel and Secretary of the Company, effective immediately prior to the Effective Time of the Merger.

Mr. Stratton has received severance compensation and other benefits in accordance with the terms and provisions of a letter agreement entered into by the Company and Mr. Stratton, as well as a separation agreement and release of claims entered into by Mr. Stratton and the Company. The terms of the letter agreement and separation agreement entitled Mr. Stratton to a one-time lump sum payment of $141,667 and COBRA premiums for a period of twelve months following termination. In addition, Mr. Stratton was awarded a $48,000 transaction success fee in connection with the completion of the Merger as an incentive for his management of the business during the negotiations and the pre-closing period.

Appointment of Officers

In accordance with the Merger Agreement, immediately following the Effective Time of the Merger, on November 28, 2016, the Company’s Board of Directors appointed Harel Gadot as Chairman and Chief Executive Officer, and David Ben Naim as Chief Financial Officer.

Harel Gadot

The Company entered into an employment agreement (the “Gadot Agreement”) with Harel Gadot on November 28, 2016, to serve as the Company’s Chairman of the Board of Directors and Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the Agreement. Pursuant to the terms of the Gadot Agreement, Mr. Gadot shall receive an annual base salary of $360,000. The salary will be reviewed on an annual basis by the Compensation Committee of the Company to determine potential increases taking into account such performance metrics and criteria as established by the Executive and the Company.

Mr. Gadot shall also be entitled to receive a target annual cash bonus of up to a maximum amount of 40% of base salary. Mr. Gadot shall be further entitled to a monthly automobile allowance and tax gross up on such allowance of $1,150, and shall be granted options to purchase shares of common stock of the Company representing 5% of the issued and outstanding shares of the Company, based on vesting and other terms to be determined by the Compensation Committee of the Board of Directors subsequent to the Effective Time.

In the event Mr. Gadot’s employment is terminated as a result of death, Mr. Gadot’s estate would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, that is unpaid up to the date of Mr. Gadot’s death.

In the event Mr. Gadot’s employment is terminated as a result of disability, Mr. Gadot would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company for cause, Mr. Gadot would be entitled to receive any compensation then due and payable incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company without cause, he would be entitled to receive (i) any earned annual salary; (ii) 12 months’ pay and full benefits, (iii) a pro rata bonus equal to the maximum target bonus for that calendar year; (iv) the dollar value of unused and accrued vacation days; and (v) applicable premiums (inclusive of premiums for Mr. Gadot’s dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months from the date of termination for any benefits plan sponsored by the Company. In addition, 100% of any unvested portion of his stock options shall immediately vest and become exercisable.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Gadot agrees not to compete and solicit with the Company. Mr. Gadot also agreed to customary terms regarding confidentiality and ownership of intellectual property.

David Ben Naim

David Ben Naim, age 46, is the general manager of DBN Finance Services Ltd., a company which provides outsourcing financial services to public and private companies, since 2014. Through DBN Finance Services, Mr. Ben Naim has acted as the outsourced CFO for Emerald Medical Applications Corp. (OTC:MRLA), a digital health startup company engaged in the development, sale and service of imaging solutions, and Tempramed Inc., a private medical device company. Prior to that, Mr. Ben Naim served as Chief Financial Officer for several companies in the biomedical and technology industries. From July 2012 to September 2014, Mr. Ben Naim served as Chief Financial Officer for Insuline Medical Ltd. (TASE: INSL), an Israel-based company focused on improving performance of insulin treatment methods. From 2008 until 2011, Mr. Ben Naim served as Chief Financial Officer of Crow Technologies 1977 Ltd. (OTC:CRWTF), a company that designs, develops, manufactures and sells a broad range of security and alarm systems. From 2007 to 2008, Mr. Ben Naim served as Chief Financial Officer of Ilex Medical Ltd. (TASE:ILX), a leading company in the medical diagnostics field. From 2003 to 2007, Mr. Ben Naim was the Corporate Controller of Tadiran Telecom Ltd. He started his career in 1998 at Deloitte & Touche where he left in 2003 as an Audit Senior Manager. Mr. Ben Naim holds a B.A. in social sciences from Open University, Israel, a CPA license from Ramat Gan College, Israel, and an M.B.A. from Ono Academic College, Israel.

Microbot Israel entered into a services agreement (the “Services Agreement”) with DBN Finance Services effective October 31, 2016, to provide outsourced CFO services. Pursuant to the terms of the Services Agreement, DBN Finance Services will provide its services exclusively through Mr. David Ben Naim, who will serve as the principal financial and accounting officer of Microbot Israel and the Company. Mr. Ben Naim’s engagement will continue on an indefinite basis subject to the termination provisions described in the Agreement.

Pursuant to the Agreement, the Company shall pay the Service Provider a fixed fee of NIS15,000 plus VAT per month, and the Company shall reimburse DBN Finance Services for reasonable and customary out of pocket expenses incurred by it or Mr. Ben Naim connection with the performance of the duties under the Services Agreement. In addition, the Company shall maintain for the benefit of Mr. Ben Naim, a Directors and Officers insurance policy, according to the Company’s policy for other directors and officers of the Company.

Both the Company and DBN Finance Services shall have the right to terminate the Agreement for any reason or without reason at any time by furnishing the other party with a 30-day notice of termination. The Company shall further be entitled to terminate the Services Agreement for “cause” without notice, in which case neither DBN Finance Services nor Mr. Ben Naim shall be entitled to any compensation due to such early termination.

DBN Finance Services and Mr. Ben Naim agreed to customary provisions regarding confidentiality and intellectual property ownership. The Services Agreement also contains customary non-competition and non-solicitation provisions pursuant to which DBN Finance Services and Mr. Ben Naim agree not to compete and solicit with the Company during the term of the Agreement and for a period of twelve (12) months following the termination of the Agreement.

Indemnification Agreements

On July 22, 2016, the Company entered into indemnification agreements with each of its outgoing directors and executive officers, Eric Bjerkholt, R. Scott Greer, Ricardo Levy, Ph.D., Ian Massey, D.Phil., John Schwartz, Ph.D., Alan Trounson, Ph.D. and Irving Weissman, M.D., as well as with its newly appointed directors, Harel Gadot, Solomon Mayer, Yoseph Bornstein, Yoav Waizer, Moshe Shoham and Scott Burell. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these current and former directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he is made or threatened to be made a party or participant by reason of his service as a current or former director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, and, with certain exceptions, with respect to proceedings that he initiates.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2016, immediately prior to the Effective Time of the Merger, as contemplated by the Merger Agreement and as approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on October 26, 2016, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to (i) effect the Reverse Stock Split, (ii) change its name from “Stemcells, Inc.” to “Microbot Medical Inc.” and (iii) increase the number of authorized shares of the Common Stock from 200,000,000 to 220,000,000 shares (the “Certificate of Amendment”).

As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Common Stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every nine shares of the Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Common Stock. Immediately following the Reverse Stock Split and the Merger, there were approximately 36,254,240 shares of the Common Stock issued and outstanding, which includes certain rights to receive shares of Common Stock or equivalent securities but excludes shares underlying outstanding stock options and warrants and the Convertible Note.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole number.

The foregoing description of the Certificate of Amendment and the Reverse Stock Split are not complete and are subject to, and qualified in their entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

On November 28, 2016, the Company issued a press release announcing the completion of the Merger, pursuant to the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of Microbot Israel required by this Item 9.01(a) for the fiscal years ended December 31, 2015 and 2014 and for the six months ended June 30, 2016 are incorporated herein by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on September 27, 2016.

(b) Pro Forma Financial Information

The Company intends to file any pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company

10.1	Letter Agreement between the Company and Alpha Capital Anstalt

10.2	Securities Exchange Agreement between the Company and Alpha Capital Anstalt

10.3	Convertible Promissory Note in favor of Alpha Capital Anstalt

10.4	Form of Indemnification Agreement, by and between the Company and each of its directors and officers.

10.5	Employment Agreement with Harel Gadot

10.6	Services Agreement with DBN Finance Services Ltd.

16.1	Letter from Grant Thornton LLP dated November 29, 2016

99.1	Press Release

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the combined company’s management and Board of Directors and any other statements about the Company’s management teams’ future expectations, beliefs, goals, plans or prospects are forward-looking statements. The Company’s actual results could differ materially from those projected in these forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of management are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are referred to or incorporated by reference into this proxy statement. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

•	any operational or cultural difficulties associated with the integration of the Company and Microbot Israel;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•	unexpected costs, charges or expenses resulting from the Merger;

•	any difficulties associated with raising the capital necessary to effect the Company’s business plan subsequent to the Effective Time; and

•	any changes in general economic and/or industry-specific conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents referred to in this proxy statement, as of the date of those documents. StemCells disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot Chairman and Chief Executive Officer

Date: November 29, 2016